UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2013

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)
600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)
(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Our Chief Executive Officer and President, Guy Cook, provided notice to the Board of Directors of his intention to resign from those roles once a successor is selected. Our Board of Directors asked the Nominations and Corporate Governance Committee to retain an executive search firm to identify potential candidates, and the full Board of Directors will be involved in the selection process. Mr. Cook will remain Chief Executive Officer and President in the interim, and will continue to work with the Company as a consultant and Chairman of the Board after the Board appoints a new Chief Executive Officer.

Separately, John Deedrick has been appointed to serve on the Nominations and Corporate Governance Committee and the Compensation Committee. Mr. Deedrick joined the Board of Directors in September of 2012.

Item 7.01 Regulation FD Disclosure.

The Company has issued a press release entitled “Bacterin Announces Transition of Executive Leadership” attached as Exhibit 99.1, which is incorporated herein.

The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

99.1	Press Release of Bacterin International Holdings, Inc. dated April 1, 2013 entitled “Bacterin Announces Transition of Executive Leadership”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2013	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ Guy S. Cook
Name: Guy S. Cook
Title: President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of Bacterin International Holdings, Inc. dated April 1, 2013 entitled “Bacterin Announces Transition of Executive Leadership”